Single Lender
Software Escrow Agreement

Date
Borrower	Octavian International Limited
Agreement Number	43758

Notice:  The parties to this Agreement are obliged to inform NCC Escrow of any changes to the Package or in their circumstances (including change of name, registered office, contact details or change of owner of the intellectual property in the Package).

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© NCC Group 2004 - 2008	Non-Standard Single Lender

Escrow Agreement Dated:

Between:

(1)	OCTAVIAN INTERNATIONAL LIMITED whose registered office is at 51 Eastcheap, London, EC3M 1JP, UNITED KINGDOM (CRN: 04185988) ("Borrower");

(2)	AUSTRIAN GAMING INDUSTRIES GmbH whose registered office is at Wiener Strasse 158, 2352 Gumpoldskirchen, AUSTRIA (CRN: [fn 109445 Z]) ("Lender"); and

(3)	NCC ESCROW INTERNATIONAL LIMITED a company registered in England whose registered office is at Manchester Technology Centre, Oxford Road, Manchester M1 7EF, ENGLAND (CRN: 3081952) ("NCC Escrow").

Background:

(A)
Pursuant to a loan agreement dated on or about 24 July 2009 between the Lender and the Borrower, (the “Loan Agreement”) the Lender has lent a sum of USD2,000,000 to the Borrower.  As security for the loan the Borrower has entered into an Intellectual Property Rights Transfer Agreement (the “Transfer Agreement”) with the Lender dated on or about 24 July 2009 that requires the Borrower to transfer all of its intellectual property rights in the Products and Software Materials to the Lender upon, amongst other things, an Event of Default having occurred.

(B)
Certain technical information and/or documentation relating to the software packages is the confidential information and intellectual property of the Borrower and in the circumstances provided for in this Agreement would be required by the Lender in order to give effect to the Lender’s rights under the Loan Agreement and the Transfer Agreement.

(C)
The Borrower acknowledges that in an Event of Default (as set out in the Loan Agreement) and in accordance with the terms of the Loan Agreement and the Transfer Agreement, the Lender would be entitled to take possession of and have a right to use such information and/or documentation.

(D)
The parties therefore agree that such information and/or documentation should be placed with a trusted third party, NCC Escrow; so that such information and/or documentation can be released to the Lender should the terms and the Condition set out in the Transfer Agreement be fulfilled.

Agreement:

In consideration of the mutual undertakings and obligations contained in this Agreement, the parties agree that:

1	Definitions and Interpretation

1.1	In this Agreement the following terms shall have the following meanings:

"Agreement" means the terms and conditions of this escrow agreement set out below, including the schedules hereto.

"Confidential Information" means all technical and/or commercial information not in the public domain and which is designated in writing as confidential by any party together with all other information of any party which may reasonably be regarded as confidential information.

"Event of Default" means an event of default which shall occur if:

•	the Borrower fails to pay when due any sum payable under the Loan Agreement and such failure is not rectified within 30 days of the due date for such payment; or

•
steps are taken for the winding-up or dissolution of the Borrower, the Borrower becomes insolvent or is deemed unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986; steps are taken by any person to appoint an administrative or other receiver of the Borrower or any of its property or assets; or steps are taken towards an application for an administration order in relation to the Borrower; or

•
it becomes impossible or unlawful, in the reasonable opinion of the Lender, to fulfil any of the obligations contained in the Loan Agreement or for the Lender to exercise any of the rights vested in it under the Loan Agreement.

"Executable Code" means computer programs or data which can be interpreted and acted on by a hardware platform or operating system without the need for any external modification.

"Full Verification" means the tests and processes forming NCC Escrow’s Full Verification service and/or such other tests and processes as may be agreed between the parties for the verification of the Software Material.

"Independent Expert" means a suitably qualified and independent solicitor or barrister.

"Integrity Testing" means those tests and processes forming NCC Escrow’s Integrity Testing service, in so far as they can be applied to the Software Material.

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"Intellectual Property Rights" means all present and future local, foreign or international patents, trade marks, service marks, trade names, design rights, database rights, copyrights (including copyright in software), rights in inventions and topography rights whether or not registered, including all applications and rights to apply for registration in the Products.

"Object Code" means the computer programming and processing codes in processor readable form.

"Order Form" means the order form setting out the details of the order placed with NCC Escrow for setting up this Agreement.

"Package" means the software package of the Product together with any updates and upgrades thereto and new versions thereof to be transferred to the Lender pursuant to the Loan Agreement and the Transfer Agreement and referred to in schedule 1.

"Product" means the Advanced Gaming Engine version 3.70 and all modifications and updates thereto (including, without limitation, version 4.0) and all software embedded in it.

"Software Material" means the Source and Object codes for, and any necessary software documentation to perform the Intellectual Property Rights in, the Products.

"Source Code" means computer programs or data in human-readable form and on suitable media in a form that can be translated or interpreted into equivalent Executable Code together with all technical information and documentation necessary for the use, reproduction, modification and enhancement of those programs or data.

1.2	This Agreement shall be interpreted in accordance with the following:

1.2.1	headings are for ease of reference only and shall not be taken into consideration in the interpretation of this Agreement;

1.2.2	all references to clauses and schedules are references to clauses and schedules of this Agreement; and

1.2.3	all references to a party or parties are references to a party or parties to this Agreement.

2	Borrower's Duties and Warranties

2.1	The Borrower shall:

2.1.1	deliver a copy of the Software Material to NCC Escrow within 10 days of the date of this Agreement;

2.1.2	deliver a further copy of the Software Material to NCC Escrow each time that there is a change to the Package;

2.1.3
deliver to NCC Escrow a replacement copy of the Software Material within 30 days after the anniversary of the last delivery of the Software Material to ensure that the integrity of the Software Material media is maintained;

2.1.4	deliver a replacement copy of the Software Material to NCC Escrow within 30 days of a notice given to it by NCC Escrow under the provisions of clause 4.1.3;

2.1.5	deliver with each deposit of the Software Material the following information:

2.1.5.1
details of the deposit including the full name of the Package (i.e. the original name as set out under schedule 1 together with any new names given to the Package by the Borrower), version details, media type, backup command/software used, compression used, archive hardware and operating system details; and

2.1.5.2	password/encryption details required to access the Software Material;

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2.1.6	deliver with each deposit of the Software Material the following technical information (where applicable):

2.1.6.1	documentation describing the procedures for building, compiling and installing the software, including names and versions of the development tools;

2.1.6.2	software design information (e.g. module names and functionality); and

2.1.6.3	name and contact details of employees with knowledge of how to maintain and support the Software Material; and

2.1.7
if required by the Lender, and to the extent that it has the full right and authority to do so, deposit a backup copy of the object code of any third party software package required to access, install, build or compile or otherwise use the Software Material.

2.2	The Borrower warrants to both NCC Escrow and the Lender at the time of each deposit of the Software Material with NCC Escrow that:

2.2.1	other than any third party object code referred to in clause 2.1.7 it owns the Intellectual Property Rights in the Software Material;

2.2.2	in entering into this Agreement and performing its obligations under it, it is not in breach of any of its ongoing express or implied obligations to any third party(s);

2.2.3
the Software Material deposited under clause 2.1 contains all information in human-readable form (except for any third party object code deposited pursuant to clause 2.1.7) and is on suitable media to enable a reasonably skilled programmer or analyst to understand, maintain, modify and correct the Package; and

2.2.4
in respect of any third party object code that the Borrower, at its option, or, at the request of the Lender, deposits with NCC Escrow in conjunction with the Software Material pursuant to clause 2.1.7, it has the full right and authority to do so.

3	Lender's Responsibilities and Undertakings

3.1
In the event that the Software Material is released under clause 6, it shall be the responsibility of the Lender to obtain the necessary licences to utilise the object code of any third party material deposited by the Borrower pursuant to clause 2.1.7.

3.2
The Lender undertakes that it shall at all times (including, if applicable, for a period of 12 months following the transfer of the Software Material to it)deal with the Software Material in accordance with its rights and obligations under the Loan Agreement and the Transfer Agreement.

4	NCC Escrow's Duties

4.1	NCC Escrow shall:

4.1.1	at all times during the term of this Agreement, retain the latest deposit of the Software Material in a safe and secure environment;

4.1.2
inform the Borrower and the Lender of the receipt of any deposit of the Software Material by sending to both parties a copy of the Integrity Testing report or Full Verification report (as the case may be) generated from the testing processes carried out under clause 10; and

4.1.3
notify the Borrower and the Lender if it becomes aware at any time during the term of this Agreement that the copy of the Software Material held by it has been lost, damaged or destroyed so that a replacement may be obtained.

4.2
In the event of failure by the Borrower to deposit any Software Material with NCC Escrow, NCC Escrow shall not be responsible for procuring such deposit and may, at its sole discretion, notify the Lender of the Borrower’s failure to deposit any Software Material.

4.3
NCC Escrow may appoint agents, contractors or sub-contractors as it deems fit to carry out the Integrity Testing and the Full Verification processes however NCC Escrow shall remain responsible at all times for the performance of its obligations under this Agreement.  NCC Escrow shall ensure that any such agents, contractors and sub-contractors are bound by the same confidentiality obligations as are contained in clause 8.

4.4
NCC Escrow has the right to make such copies of the Software Material as may be necessary solely for the purposes of this Agreement provided that upon termination of this Agreement such copies shall either be destroyed or returned to the Borrower or the Lender (as applicable).

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5	Payment

5.1
The Borrower shall pay NCC Escrow’s standard fees and charges set out in Schedule 2, and as published from time to time or as otherwise agreed.  NCC Escrow’s fees as published are exclusive of value added tax.

5.2
NCC Escrow shall be entitled to review and vary its standard fees and charges for its services under this Agreement from time to time but no more than once a year and only upon 45 days written notice to the parties.

5.3
All invoices are payable within 30 days from the date of invoice.  NCC Escrow reserves the right to charge interest in respect of the late payment of any sum due under this Agreement (both before and after judgement) at the rate of 2% per annum over the prevailing base rate of HSBC Bank Plc accruing on a daily basis from the due date thereof until full payment.

6	Release Events

6.1
Subject to: (i) the remaining provisions of this clause 6 and (ii) the receipt by NCC Escrow of its release fee and any other fees and interest (if any) outstanding under this Agreement, NCC Escrow will release the Software Material to a duly authorised officer of the Lender if:

6.1.1	an Event of Default has occurred (the "Condition"); and

6.1.2
the Lender has given notice in writing (in accordance with the terms of the Transfer Agreement) to the Borrower  ("Transfer Notice") that: (i) such Condition has been fulfilled; (ii) the Intellectual Property Rights in the Product and Software Material will be fully transferred to the Lender 5 working days after receipt of the Transfer Notice by the Borrower ("Transfer Date") and (iii) setting out the amount of the loan (plus all accrued but unpaid interest thereon) which is outstanding in accordance with the Loan Agreement at the Transfer Date.

6.2
The Lender must notify NCC Escrow of the Event of Default specified in clause 6.1 by delivering to NCC Escrow a statutory or notarised declaration ("Declaration") made by an officer of the Lender declaring that such Event of Default has occurred, setting out the facts and circumstances of the Event of Default, that the Transfer Notice has been given to the Borrower and exhibiting such documentary evidence in support of the Declaration as NCC Escrow shall reasonably require.

6.3	Upon receipt of a Declaration from the Lender claiming that a Release Event has occurred:

6.3.1	NCC Escrow shall submit a copy of the Declaration to the Borrower by courier or other form of guaranteed delivery; and

6.3.2
unless within 14 days after the date of despatch of the Declaration by NCC Escrow,  NCC Escrow receives a counter-notice signed by a duly authorised officer of the Borrower stating that in their view no such Release Event has occurred as shown by documentation in support thereof,

NCC Escrow will release the Material to the Lender.

6.4
Upon receipt of the counter-notice from the Borrower under clause 6.3.2, NCC Escrow shall send a copy of the counter-notice and any supporting evidence to the Lender by courier or other form of guaranteed delivery.

6.5
Upon receipt by the Lender of the counter-notice from NCC Escrow or, in any event, within 30 days of despatch of the counter-notice by NCC Escrow, the Lender may give notice to NCC Escrow that they wish to invoke the dispute resolution procedure under clause 7.

6.6
If, within 30 days of despatch of the counter-notice by NCC Escrow to the Lender, NCC Escrow has not been informed by the Lender that they wish the dispute resolution procedure under clause 7 to apply, the Declaration submitted by the Lender will be deemed to be no longer valid and the Lender shall be deemed to have waived their right to release of the Material for the particular reason or event specified in the original Declaration.

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7	Disputes

7.1
NCC Escrow shall notify the Borrower of the Lender’s request for dispute resolution.  Unless the Borrower or the Lender objects, NCC Escrow’s Chief Executive Officer for the time being will appoint an Independent Expert to resolve the dispute.  If the Borrower or the Lender objects to this appointment, they shall endeavour to appoint a mutually acceptable Independent Expert within 7 days of registering their objection.  If they fail to appoint an Independent Expert within this 7 day period, NCC Escrow shall request that the President of The Law Society appoints an Independent Expert to resolve the dispute.  Any appointment of an Independent Expert under this clause shall be binding upon the parties.

7.2
Within 5 working days of the appointment of the Independent Expert, the Borrower and the Lender shall each provide full written submissions to the Independent Expert together with all relevant documentary evidence in their possession in support of their claim.

7.3
The Independent Expert shall be requested to give a decision on the matter within 14 days of the date of referral or as soon as practicable thereafter and to send a copy of that decision to the Borrower, the Lender and NCC Escrow. The Independent Expert's decision shall be final and binding on all parties and shall not be subject to appeal to a court in legal proceedings except in the case of manifest error.

7.4
If the final decision of the Independent Expert is in favour of the Lender, NCC Escrow is hereby authorised to release and deliver the Software Material to the Lender within 5 working days of the decision being notified by the Independent Expert to the parties.

7.5	The parties hereby agree that the costs and expenses of the Independent Expert shall be borne by the party against whom the decision of the Independent Expert is given.

8	Confidentiality

8.1	The Software Material shall remain at all times the confidential and intellectual property of its owner.

8.2
NCC Escrow agrees to keep all Confidential Information relating to the Software Material and/or the Package that comes into its possession or to its knowledge under this Agreement in strictest confidence and secrecy.  NCC Escrow further agrees not to make use of such information and/or documentation other than for the purposes of this Agreement and, unless the parties should agree otherwise in writing, will not disclose or release it other than in accordance with the terms of this Agreement.

9	Intellectual Property Rights

9.1	The release of the Software Material to the Lender will not act as an assignment of any Intellectual Property Rights that the Borrower or any third party possesses in the Software Material.

9.2
The Intellectual Property Rights in the Integrity Testing report and any Full Verification report shall remain vested in NCC Escrow. The Borrower and the Lender shall each be granted a non-exclusive right and licence to use such report for the purposes of this Agreement and their own internal purposes only.

10	Integrity Testing and Full Verification

10.1
NCC Escrow shall bear no obligation or responsibility to any party to this Agreement or person, firm, company or entity whatsoever to determine the existence, relevance, completeness, accuracy, operation, effectiveness, functionality or any other aspect of the Software Material received by NCC Escrow under this Agreement.

10.2	As soon as practicable after the Material has been deposited with NCC Escrow, NCC Escrow shall apply its Integrity Testing processes to the Material.

10.3
The Lender shall be entitled to require NCC Escrow to carry out a Full Verification.  NCC Escrow’s prevailing fees and charges for the Full Verification processes and all reasonable expenses incurred by NCC Escrow in carrying out the Full Verification processes shall be payable by the Lender.

10.4
Should the Software Material deposited fail to satisfy NCC Escrow's Integrity Testing or Full Verification tests under clauses 10.2 or 10.3, the Borrower shall, within 14 days of the receipt of the notice of test failure from NCC Escrow, deposit such new, corrected or revised Software Material as shall be necessary to ensure its compliance with its warranties and obligations in clause 2. If the Borrower fails to make such deposit of the new, corrected or revised Software Material, NCC Escrow will issue a report to the Lender detailing the problem with the Software Material as revealed by the relevant tests.

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11	NCC Escrow's Liability

11.1
Nothing in this clause 11 excludes or limits the liability of NCC Escrow for fraudulent misrepresentation or for death or personal injury caused by NCC Escrow's negligence.  Save as aforesaid the following provisions set out the entire financial liability of NCC Escrow (including any liability for the acts or omissions of its employees, agents and sub-contractors) to the other parties:

11.1.1
NCC Escrow shall not be liable for any loss or damage caused to either the Borrower or the Lender either jointly or severally except to the extent that such loss or damage is caused by the negligent acts or omissions of or a breach of any contractual duty by NCC Escrow, its employees, agents or sub-contractors and in such event NCC Escrow's total liability in respect of all claims arising under or by virtue of this Agreement or in connection with the performance or contemplated performance of this Agreement, shall not exceed the sum of £1,500,000 (one million five hundred thousand UK pounds); and

11.1.2
NCC Escrow shall not be liable to the Borrower or the Lender for any indirect or consequential loss or damage whether for loss of profit, loss of business, depletion of goodwill or otherwise whatsoever or howsoever caused which arise out of or in connection with this Agreement even if such loss was reasonably foreseeable or NCC Escrow had been advised of the possibility of incurring the same by the Borrower, the Lender or any third party.

11.2
NCC Escrow shall not be liable in any way to the Borrower or the Lender for acting in accordance with the terms of this Agreement and specifically (without limitation) for acting upon any notice, written request, waiver, consent, receipt, statutory declaration or any other document furnished to it pursuant to and in accordance with this Agreement.

11.3
NCC Escrow shall not be required to make any investigation into and shall be entitled in good faith without incurring any liability to the Borrower or the Lender to assume (without requesting evidence thereof) the validity, authenticity, veracity and due and authorised execution of any documents, written requests, waivers, consents, receipts, statutory declarations or notices received by it in respect of this Agreement.

12	Indemnity

12.1
Save for any claim falling within the provisions of clause 11.1.1, the Borrower and the Lender jointly and severally agree at all times to indemnify and hold harmless NCC Escrow in respect of all of its legal and all other costs, fees and expenses incurred directly or indirectly as a result of being brought into or otherwise becoming involved in any form of dispute resolution proceedings or any litigation of any kind between the Borrower and the Lender in relation to this Agreement to the extent that this Agreement does not otherwise provide for reimbursement of such costs.

12.2
The Borrower shall assume all liability and shall at all times indemnify and hold harmless NCC Escrow and its officers, agents, sub-contractors and employees from and against any and all liability, loss, damages, costs, legal costs, professional and other expenses and any other liabilities of whatever nature, awarded against or agreed to be paid or otherwise suffered, incurred or sustained by NCC Escrow, whether direct, indirect or consequential as a result of or in connection with any claim by any third party(s) for alleged or actual infringement of Intellectual Property Rights arising out of or in connection with all and any acts or omissions of NCC Escrow in respect of the Software Material as contemplated under this Agreement.

13	Term and Termination

13.1	This Agreement shall continue until terminated in accordance with this clause 13.

13.2
If the Borrower or the Lender, as the case may be, fails to pay an invoice addressed to it for services under this Agreement within 30 days of its issue, NCC Escrow reserves the right to give that party written notice to pay the outstanding invoice within 30 days.  If the Lender has not paid its invoice by the expiry of the 30 day notice period, this Agreement will automatically immediately terminate. If the Borrower has not paid its invoice by the expiry of the 30 day notice period, NCC Escrow will give the Lender a period of 30 days to pay the Borrower’s invoice.  If the Borrower’s invoice has not been paid by the expiry of the 30 day optional payment period given to the Lender, this Agreement will automatically immediately terminate.  Any amounts owed by the Borrower but paid by the Lender will be recoverable by the Lender direct from the Borrower as a debt and, if requested, NCC Escrow shall provide appropriate documentation to assist in such recovery.

13.3
Upon termination under the provisions of clause 13.2, for 30 days from the date of termination NCC Escrow will make the Software Material available for collection by the Borrower or its agents from the premises of NCC Escrow during office hours.  After such 30 day period NCC Escrow will destroy the Software Material.

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13.4
Notwithstanding any other provision of this clause 13, NCC Escrow may terminate this Agreement by giving 60 days written notice to the Borrower and the Lender.  In that event, the Borrower and the Lender shall appoint a mutually acceptable new custodian on similar terms and conditions to those contained herein.  If a new custodian is not appointed within 30 days of delivery of such notice, the Borrower or the Lender shall be entitled to request the President for the time being of the British Computer Society (or successor body) to appoint a suitable new custodian upon such terms and conditions as he/she shall require.  Such appointment shall be final and binding on the Borrower and the Lender.  If NCC Escrow is notified of the new custodian within the notice period, NCC Escrow will forthwith deliver the Software Material to the new custodian.  If NCC Escrow is not notified of the new custodian within the notice period, NCC Escrow will return the Software Material to the Borrower.

13.5
The Lender may terminate this Agreement at any time by giving written notice to NCC Escrow.  Upon such termination, NCC Escrow will return the Software Material to the Borrower who shall not be obliged to appoint a new custodian for the Software Material.

13.6
If NCC Escrow discovers that an Event of Default has occurred and the Lender has failed to exercise its right to claim for release of the Software Material under clause 6.2, NCC Escrow shall have the right to terminate this Agreement upon 30 days written notice to the Borrower and the Lender.  The Lender shall have the option of applying for release in accordance with clause 6 during this notice period, but if it fails to do so, upon the expiry of this notice period, this Agreement shall automatically terminate and, unless otherwise instructed by the Borrower in writing, NCC Escrow shall destroy the Material.

13.7	Subject to clause 13.8, the Borrower may only terminate this Agreement with the written consent of the Lender.

13.8	This Agreement shall automatically immediately terminate upon release of the Software Material to the Lender in accordance with clause 6.

13.9
If this Agreement is superseded and replaced by a new agreement in respect of the Software Material, this Agreement shall, upon the coming into force of the new agreement, automatically terminate.  The relevant party or parties shall request NCC Escrow to either transfer the Software Material to the new agreement or ask the owner under the new agreement to deposit new material.  If new material is deposited, upon its receipt, NCC Escrow shall, unless otherwise instructed, destroy the Software Material.

13.10	The provisions of clauses 1, 3.1, 3.2, 5, 8, 9, 10.1, 11, 12, 13.10 to 13.12 (inclusive) and 14 shall continue in full force after termination of this Agreement.

13.11
On and after termination of this Agreement, the Borrower and/or the Lender (as appropriate) shall remain liable to NCC Escrow for payment in full of any fees and interest which have become due but which have not been paid as at the date of termination.

13.12	The termination of this Agreement, however arising, shall be without prejudice to the rights accrued to the parties prior to termination.

14	General

14.1	A party shall notify the other parties to this Agreement, within 30 days of its occurrence, of any of the following:

14.1.1	a change of its name, registered office, contact address or other contact details; and

14.1.2	any material change in its circumstances that may affect the validity or operation of this Agreement.

14.2
The formation, existence, construction, performance, validity and all other aspects of this Agreement shall be governed by and construed in accordance with the laws of England and the parties submit to the exclusive jurisdiction of the English courts.

14.3
This Agreement, together with the Order Form and any relevant NCC Escrow standard terms and conditions represent the whole agreement relating to the escrow arrangements between NCC Escrow and the other parties for the Package and shall supersede all prior agreements, discussions, arrangements, representations, negotiations and undertakings. In the event of any conflict between any of these documents, the terms of this Agreement shall prevail.

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14.4
Unless the provisions of this Agreement otherwise provide, any notice or other communication required or permitted to be given or made in writing hereunder shall be validly given or made if delivered by hand or courier or if despatched by first class recorded delivery (airmail if overseas) addressed to the address specified for the parties in this Agreement (or such other address as may be notified to the parties from time to time) or if sent by facsimile message to such facsimile number as has been notified to the parties from time to time and shall be deemed to have been received:

(i)	if delivered by hand or courier, at the time of delivery;

(ii)	if sent by first class recorded delivery (airmail if overseas), 2 business days after posting (6 days if sent by airmail);

(iii)	if sent by facsimile, at the time of completion of the transmission of the facsimile with facsimile machine confirmation of transmission to the correct facsimile number of all pages of the notice.

14.5
The Borrower and the Lender shall not assign, transfer or subcontract this Agreement or any rights or obligations hereunder without the prior written consent of the other parties which is not to be unreasonably withheld or delayed.

14.6	NCC Escrow shall be entitled to transfer or assign this Agreement upon written notice to both the Borrower and the Lender.

14.7	This Agreement shall be binding upon and survive for the benefit of the successors in title and permitted assigns of the parties.

14.8
If any provision of this Agreement is declared too broad in any respect to permit enforcement to its full extent, the parties agree that such provision shall be enforced to the maximum extent permitted by law and that such provision shall be deemed to be varied accordingly. If any provision of this Agreement is found by any court, tribunal or administrative body of competent jurisdiction to be wholly or partly illegal, invalid, void or unenforceable, it shall, to the extent of such illegality, invalidity or unenforceability, be deemed severable and the remaining part of the provision and the rest of the provisions of this Agreement shall continue in full force and effect.

14.9
Save as expressly provided in this Agreement, no amendment or variation of this Agreement shall be effective unless in writing and signed by a duly authorised representative of each of the parties to it.

14.10
The parties shall not be liable to each other or be deemed to be in breach of this Agreement by reason of any delay in performing, or failure to perform, any of their obligations under this Agreement if the delay or failure was for a reason beyond that party’s reasonable control (including, without limitation, fire, flood, explosion, epidemic, riot, civil commotion, any strike, lockout or other industrial action, act of God, war or warlike hostilities or threat of war, terrorist activities, accidental or malicious damage, or any prohibition or restriction by any governments or other legal authority which affects this Agreement and which is not in force on the date of this Agreement).  A party claiming to be unable to perform its obligations under this Agreement (either on time or at all) in any of the circumstances set out above must notify the other parties of the nature and extent of the circumstances in question as soon as practicable.  If such circumstances continue for more than six months, any of the other parties shall be entitled to terminate this Agreement by giving one month’s notice in writing.  Upon such termination NCC Escrow will return the Software Material to the Borrower.

14.11
No waiver by any party of any breach of any provisions of this Agreement shall be deemed to be a waiver of any subsequent or other breach and, subject to clause 6.6, no failure to exercise or delay in exercising any right or remedy under this Agreement shall constitute a waiver thereof.

14.12
This Agreement is not intended to create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to this Agreement and the rights of any third party under the said act are hereby expressly excluded.

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14.13
This Agreement may be executed in any number of counterparts and by different parties in separate counterparts.  Each counterpart when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Signed for and on behalf of OCTAVIAN INTERNATIONAL LIMITED

Name:	¦

Position:	¦	(Authorised Signatory)

Signed for and on behalf of AUSTRIAN GAMING INDUSTRIES GMBH

Name:	¦

Position:	¦	(Authorised Signatory)

Signed for and on behalf of NCC ESCROW INTERNATIONAL LIMITED

Name:	¦

Position:	¦	(Authorised Signatory)

0601865 901009.4Version: 01/08	0903171/001 18126575.110
Agreement Number: 43758
LH/Octavian/07 10 08

© NCC Group 2004 - 2008	Non-Standard Single Lender

Schedule 1

The Package

"Product" means the Advanced Gaming Engine version 3.70 and all updates and modifications thereto (including, without limitation, version 4.0) and all software embedded in the Products.

Schedule 2

NCC Escrow's Fees

1	Annual Fee (payable on completion of this Agreement and in advance of each anniversary thereafter)	100%	Nil
2	Scheduled Update Fee (2nd and subsequent scheduled deposits in any one year, payable on completion of this Agreement and in advance of each anniversary thereafter)	100%	Nil
3	Unscheduled Update Fee (per unscheduled deposit)	100%	Nil
4	Release Fee (plus NCC Escrow's reasonable expenses)	Nil	100%

Additional fees will be payable to NCC Escrow by the Lender (unless otherwise agreed between the parties) for the following where applicable:

•	Storage Fee for deposits in excess of 1 cubic foot;

•	Any novation or replacement of this Agreement at the request of the Borrower or the Lender;

•	Integrity Testing Fee for deposits consisting of more than 5 media items.

0601865 901009.4Version: 01/08	0903171/001 18126575.111
Agreement Number: 43758
LH/Octavian/07 10 08